Exhibit 23.1

                    Consent of Grant Thornton LLP
         Consent of Independent Certified Public Accountants



  We have issued our report dated March 26, 2001 accompanying the consolidated financial statements and schedules incorporated by reference in the Annual Report of Stevens International, Inc. on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Stevens International, Inc. on Form S-3 (File No. 33-84246) and on Form S-8 (File No. 33-25949, File No. 33-36852, and File No. 333-00319).


  /s/  GRANT THORNTON LLP

  GRANT THORNTON LLP

  Dallas, Texas
  May 4, 2001